SoundHound AI Reports Record Annual Revenue of $169 Million, Up Nearly 100%, Forecasts Strong Growth
Closed record number of enterprise deals in Q4; Extends lead as the agentic AI partner of choice for businesses amid disruption of legacy software and services.
SANTA CLARA, Calif.--SoundHound AI, Inc. (Nasdaq: SOUN), a global leader in voice and conversational AI, today reported its financial results for the fourth quarter and full year 2025.
“As traditional software faces massive AI disruption, businesses are looking to partner with AI natives that can help them achieve success in a new era. This is creating strong tailwinds for SoundHound,” said Keyvan Mohajer, CEO and Co-Founder of SoundHound AI. “Our results speak for themselves. All key profit metrics were up and in the last quarter we closed a record number of customer deals as we capitalized on the surge in demand for enterprise-grade AI.”

Financial Highlights
•Fourth quarter reported revenue was $55.1 million, an increase of 59% year-over-year
•Fourth quarter GAAP gross margin was 47.9%; non-GAAP gross margin was 60.5%
•Fourth quarter GAAP net income was $40.1 million; non-GAAP net loss was ($7.3) million
•Fourth quarter adjusted EBITDA was a loss of ($7.4) million
•Fourth quarter GAAP earnings per share was $0.10; non-GAAP earnings per share was a loss of ($0.02)
•Full year reported revenue was $168.9 million, an increase of 99% year-over-year
•Full year GAAP gross margin was 42.4%; non-GAAP gross margin was 58.0%
•Full year GAAP net loss was ($14.0) million; non-GAAP net loss was ($53.9) million.
•Full year adjusted EBITDA was a loss of ($58.4) million
•Full year GAAP earnings per share was a loss of ($0.03); non-GAAP earnings per share was a loss of ($0.13)
•GAAP results include a gain from the calculated fair value of contingent acquisition liabilities where future earnout shares are marked-to-market on a quarterly basis based on the company’s stock price. Non-GAAP measures exclude this non-operating/non-cash impact.

“The tremendous pace of change in our industry is creating a force multiplier for our voice AI innovation and agentic AI solutions," said Nitesh Sharan, CFO of SoundHound AI. "This traction was demonstrated once again in our Q4 results, with broad-based customer adoption, time to value acceleration and deepening market differentiation."
Fourth Quarter Business Highlights
•Automotive:
◦Signed a new prominent OEM in Japan with a seven-digit unit commitment
◦Closed a deal with a new Korean OEM with a global footprint
◦An iconic Italian manufacturer of high-performance sports cars chose SoundHound to displace their incumbent native voice assistant
◦Expanded reach with additional OEMs, including a Chinese and Vietnamese manufacturer
◦Expanded with Stellantis brands across Europe, Asia, and Latin America to include live generative AI capabilities for real time responses
◦Signed Ultraviolette, an electric 2-wheeler vehicle company based in India
◦Expanded further with Iveco to offer SoundHound’s voice assistant to its wide range of vehicles
◦One of the largest American automobile manufacturers signed a multi-year renewal for SoundHound’s enterprise AI solutions
•Voice Commerce:
◦Confirmed first major global automaker to roll out voice commerce
◦Advancing at different stages of development with four additional car brands
◦A global smart TV manufacturer signed up to become the first to enable on-screen voice ordering
◦Parkopedia and OpenTable joined growing voice commerce ecosystem, adding to dozens of merchants and thousands of locations
◦Expanded capabilities to allow event, ticket, and travel bookings, including flights and accommodation reservations
•Restaurants:
◦A number of top 25 restaurant chains chose Soundhound’s Voice Insights to optimize drive thru performance
◦Expanded with Panda Express to deliver the company’s solution to more drive-thru locations
◦Renewed with Casey’s General Stores, a convenience store chain and the fifth-largest pizza retailer in the US, with a multi-year agreement
◦Signed up additional franchise locations with IHOP, an American multinational pancake house restaurant chain that specializes in American breakfast foods with over 1,800 locations
◦Signed up additional franchise locations with Jersey Mike’s, an American multinational sandwich chain with over 3,500 locations
•Retail and Consumer Goods:
◦One of the world's largest supplier of athletic footwear and apparel renewed its corporate contract for multiple years to use SoundHound’s AI customer service, and expanded services into various European countries including Poland, Turkey, Greece, and Portugal
◦One of the fastest growing global health clubs in the United States and a multi-hundred unit personal care company chose the SoundHound’s outbound AI solution for customer retention campaigns
◦A nonprofit with over 2,500 fitness locations and a nonprofit organization with a network of over 3,200 retail thrift stores signed on for the SoundHound's AI solution for managing inbound calls
•Financial Services:
◦BNP Paribas SA, a French multinational bank and financial services company headquartered in Paris
◦A New York based global financial services platforms company
◦A large American multinational payment card services corporation
•Healthcare:
◦An eyewear and optical retailer which operates or manages over 700 stores in 40 U.S. states
◦An independent healthcare practice that supports more than 1,300 locations in 45 states
◦A Virginia based award-winning, non-profit offering healthcare and wellness services company with over 80 healthcare facilities
•Insurance:
◦A Fortune 100 multinational insurance and asset management company headquartered Germany
◦A global Japanese insurance company that has offices throughout the U.S.
◦One of the first motor clubs in the U.S., with more than 16 million members across 21 states
•Government and Education:
◦A United States government-sponsored enterprise helping to make housing more accessible and affordable
◦A Texas-based school offering music lessons for all ages and skill levels
◦A university in Washington D.C. focused on teacher education
•Hospitality:
◦One of the world's leading providers of food and support services, operating in over 25 countries
◦An American ticket sales and distribution company with operations in over 35 countries around the world
•Telecommunications:
◦A U.S. multinational telecommunications conglomerate and one of the largest telecommunication companies in the world
◦A European telecommunications company that provides cable television, broadband internet, and fixed telephony
◦A large British broadcast and telecommunications company
•Channel Expansion:
◦One of the largest telecommunications companies in the world, brings SoundHound Agentic AI call center automation to SMBs in their business market place
◦A global technology and professional services company that delivers technology solutions and mission services to every major agency across the U.S. government
◦A leading technology advisory firm, to expand enterprise AI adoption
◦A large customer experience management company providing services to approximately 150,000 businesses
◦A large multinational professional services firm to provide our solutions to financial services firms across Spain

Fourth Quarter 2025 Financial Measures1

Three Months Ended (thousands, unless otherwise noted)	December 31, 2025	December 31, 2024	Change
Revenues	$55,059	$34,543	59%
GAAP gross profit	$26,350	$13,784	91%
GAAP gross margin	47.9%	39.9%	8.0	pp
Non-GAAP gross profit	$33,324	$18,007	85%
Non-GAAP gross margin	60.5%	52.1%	8.4	pp
GAAP operating income (loss)[2]	$42,573	$(257,072)	117%
Non-GAAP adjusted EBITDA	$(7,430)	$(16,793)	56%
GAAP net income (loss)[2]	$40,057	$(258,599)	115%
Non-GAAP net loss	$(7,348)	$(18,993)	61%
GAAP net earnings (loss) per basic share[2]	$0.10	$(0.69)	$0.79
Non-GAAP net loss per basic share	$(0.02)	$(0.05)	$0.03
Full Year 2025 Financial Measures1

Year Ended (thousands, unless otherwise noted)	December 31, 2025	December 31, 2024	Change
Revenues	$168,920	$84,693	99%
GAAP gross profit	$71,551	$41,384	73%
GAAP gross margin	42.4%	48.9%	(6.5)	pp
Non-GAAP gross profit	$97,969	$49,538	98%
Non-GAAP gross margin	58.0%	58.5%	(0.5)	pp
GAAP operating loss[2]	$(23,272)	$(341,353)	93%
Non-GAAP adjusted EBITDA	$(58,448)	$(61,915)	6%
GAAP net loss[2]	$(14,006)	$(350,681)	96%
Non-GAAP net loss	$(53,858)	$(69,073)	22%
GAAP net loss per basic share²	$(0.03)	$(1.04)	$1.01
Non-GAAP net loss per basic share	$(0.13)	$(0.20)	$0.07
1)Please see tables below for a reconciliation from GAAP to non-GAAP.
2)GAAP-only operating profit (loss) includes a significant impact from the calculated fair value of contingent acquisition liabilities where future earn-out shares are marked-to-market on a quarterly basis, and with the decrease in stock price compared to the previous quarter the gain associated with this item was $85 million and $163 million in the fourth quarter and full year 2025, respectively. Non-GAAP measures exclude this non-operating/non-cash impact.

Liquidity and Cash Flows
The company’s total cash and cash equivalents was $248 million at December 31, 2025, with no debt.
Condensed Cash Flow Statement

Year Ended (thousands)	December 31, 2025	December 31, 2024
Cash flows:
Net cash used in operating activities	$(98,222)	$(108,878)
Net cash used in investing activities	(59,504)	(12,372)
Net cash provided by financing activities	208,074	210,906
Effects of exchange rate changes on cash	(98)	225
Net change in cash and cash equivalents	$50,250	$89,881
Business Outlook
SoundHound’s full year 2026 revenue outlook is expected to be in a range of $225 - $260 million.
Additional Information
For more information please see the company’s SEC filings which can be obtained on the company’s website at investors.soundhound.com. The financial statements will be posted on the website, and will be included when the company files its 8-K. The financial data presented in this press release should be considered preliminary and unaudited until the company files its 10-K.
Conference Call and Webcast
Keyvan Mohajer, Co-Founder and CEO, and Nitesh Sharan, CFO will host a live audio conference call and webcast today at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time. A live webcast and replay will also be accessible at investors.soundhound.com.
About SoundHound AI
SoundHound AI (Nasdaq: SOUN), a global leader in voice and conversational AI, delivers solutions that allow businesses to offer superior experiences to their customers. Built on proprietary technology, SoundHound’s voice AI delivers best-in-class speed and accuracy in numerous languages to product creators and service providers across retail, financial services, healthcare, automotive, smart devices, and restaurants. The company’s groundbreaking AI-driven products include Smart Answering, Smart Ordering, Dynamic Drive-Thru, and the Amelia Platform, which powers AI Agents for enterprise. In addition, SoundHound’s Agentic AI for Automotive and Autonomics, a category-leading operations platform that automates IT processes, have enabled SoundHound to power millions of products and services, and process billions of interactions each year for world class businesses. For more information, visit: www.soundhound.com
Forward Looking Statements
This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements include, but are not limited to, statements concerning our expected financial performance, our ability to implement our business strategy and anticipated business and operations, and guidance for financial results for 2026. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Our actual results may differ materially from those expressed or implied by these forward-looking statements as a result of risks and uncertainties impacting SoundHound’s business including, our ability to successfully launch and commercialize new products and services and derive significant revenue, our market opportunity and our ability to acquire new customers and retain existing customers, unexpected costs, charges or expenses resulting from our recent acquisitions, the ability of our recent acquisitions to be accretive on the company's financial results, and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Non-GAAP Measures of Financial Performance
To supplement the company’s financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, non-GAAP net loss and non-GAAP earnings per share.
The company believes that providing this non-GAAP information in addition to the GAAP financial information allows investors to view the financial results in the way the company views its operating results. The company also believes that providing this information allows investors to not only better understand the company's financial performance, but also, better evaluate the information used by management to evaluate and measure such performance.
As such, the company believes that disclosing non-GAAP financial measures to the readers of its financial statements provides the reader with useful supplemental information that allows for greater transparency in the review of the company’s financial and operational performance.
The company defines its non-GAAP measures by excluding certain items:
The company arrives at non-GAAP gross profit and non-GAAP gross margin by excluding (i) amortization of intangibles (including acquired intangible assets), and (ii) stock-based compensation and related payroll taxes.
The company arrives at adjusted EBITDA by excluding (i) total other income/(expense), net, (ii) loss on early extinguishment of debt, (iii) income taxes, (iv) depreciation and amortization expense (including acquired intangible assets), (v) stock-based compensation and related payroll taxes, (vi) change in fair value of contingent acquisition liabilities, and (vii) acquisition-related costs.
The company arrives at non-GAAP net loss and non-GAAP net loss per share by excluding (i) depreciation and amortization expense (including acquired intangible assets), (ii) stock-based compensation and related payroll taxes, (iii) loss on early extinguishment of debt, (iv) change in fair value of contingent acquisition liabilities, (v) change in fair value of derivative, (vi) gain on bargain purchase, (vii) acquisition-related costs, and (viii) income tax effects related to acquisitions.
Reconciliations of GAAP to these adjusted non-GAAP financial measures are included in the tables below. When analyzing the company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.
To the extent that the company presents any forward-looking non-GAAP financial measures, the company does not present a quantitative reconciliation of such measures to the most directly comparable GAAP financial measure (or otherwise present such forward-looking GAAP measures) because it is impractical to do so.
Fourth Quarter Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Margin

Three Months Ended (thousands, unless otherwise noted)	December 31, 2025	December 31, 2024
GAAP gross profit¹	$26,350	$13,784
Adjustments:
Amortization of intangibles	4,760	4,123
Stock-based compensation and related payroll taxes²	2,214	100
Non-GAAP gross profit	$33,324	$18,007
GAAP gross margin	47.9%	39.9%
Non-GAAP gross margin	60.5%	52.1%
1)GAAP gross profit is calculated by subtracting the cost of revenues from revenues.
2)Q4 2025 includes employer payroll taxes that result from stock-based compensation in the amount of $0.1 million.

Fourth Quarter Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

Three Months Ended (thousands)	December 31, 2025	December 31, 2024
GAAP net income (loss)	$40,057	$(258,599)
Adjustments:
Total other income (expense), net[1]	316	1,174
Loss on early extinguishment of debt	—	42
Income taxes	2,200	311
Depreciation and amortization	10,044	7,939
Stock-based compensation and related payroll taxes[2]	20,818	9,853
Change in fair value of contingent acquisition liabilities	(84,631)	220,946
Acquisition-related expenses	3,766	1,541
Non-GAAP adjusted EBITDA	$(7,430)	$(16,793)
1)Includes other income, net of ($0.2) and $0.1 million for the three months ended December 31, 2025 and 2024, respectively.
2)Q4 2025 includes employer payroll taxes that result from stock-based compensation in the amount of $1.2 million.

Fourth Quarter Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share

Three Months Ended (thousands, unless otherwise noted)	December 31, 2025	December 31, 2024
GAAP net income (loss) attributable to SoundHound common shareholders	$40,057	$(258,599)
Adjustments:
Depreciation and amortization	10,044	7,939
Stock-based compensation and related payroll taxes[1]	20,818	9,853
Loss on early extinguishment of debt	—	42
Change in fair value of contingent acquisition liabilities	(84,631)	220,946
Change in fair value of derivatives	2,598	—
Acquisition-related expenses	3,766	1,541
Income tax effects related to acquisitions	—	(715)
Non-GAAP net loss	$(7,348)	$(18,993)
Basic:
GAAP net earnings (loss) per share[2]	$0.10	$(0.69)
Adjustments	(0.12)	0.64
Non-GAAP net loss per share²	$(0.02)	$(0.05)
Diluted:
GAAP net loss per share[3]	$(0.03)	$(0.69)
Adjustments	0.01	0.64
Non-GAAP net loss per share[3]	$(0.02)	$(0.05)
1)Q4 2025 includes employer payroll taxes that result from stock-based compensation in the amount of $1.2 million.
2)Weighted average common shares outstanding (basic) for the three months ended December 31, 2025 and 2024 were 417,576,180 and 375,102,329, respectively.
3)Weighted average common shares outstanding (diluted) for the three months ended December 31, 2025 and 2024 were 425,702,854 and 375,102,329, respectively. Excludes earnings impact from realized portion of contingently issuable shares related to prior acquisitions.

Full Year Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Margin

Year Ended (thousands, unless otherwise noted)	December 31, 2025	December 31, 2024
GAAP gross profit¹	$71,551	$41,384
Adjustments:
Amortization of intangibles	17,224	7,696
Stock-based compensation and related payroll taxes²	9,194	458
Non-GAAP gross profit	$97,969	$49,538
GAAP gross margin	42.4%	48.9%
Non-GAAP gross margin	58.0%	58.5%
1)GAAP gross profit is calculated by subtracting the cost of revenues from revenues.
2)Starting in Q3 2025 the company includes employer payroll taxes that result from stock-based compensation. Therefore the amount here includes $0.3 million for Q3 and Q4 only.

Full Year Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

Year Ended (thousands)	December 31, 2025	December 31, 2024
GAAP net loss	$(14,006)	$(350,681)
Adjustments:
Total other income (expense), net[1]	(13,998)	2,946
Loss on early extinguishment of debt	—	15,629
Income taxes/(benefits)	4,732	(9,247)
Depreciation and amortization	34,130	16,054
Stock-based compensation and related payroll taxes[2]	83,285	33,145
Change in fair value of contingent acquisition liabilities	(163,127)	222,670
Acquisition-related expenses	10,536	7,569
Non-GAAP adjusted EBITDA	$(58,448)	$(61,915)
1)Includes other income, net of $14.7 and $9.2 million for the years ended December 31, 2025 and 2024, respectively.
2)Starting in Q3 2025 the company includes employer payroll taxes that result from stock-based compensation. Therefore the amount here includes $2.7 million for Q3 and Q4 only.
Full Year Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share

Year Ended (thousands, unless otherwise noted)	December 31, 2025	December 31, 2024
GAAP net loss attributable to SoundHound common shareholders	$(14,006)	$(351,097)
Adjustments:
Depreciation and amortization	34,130	16,054
Stock-based compensation and related payroll taxes[1]	83,285	33,145
Loss on early extinguishment of debt	—	15,629
Change in fair value of contingent acquisition liabilities	(163,127)	222,670
Change in fair value of derivatives	(4,676)	—
Gain on bargain purchase	—	(1,223)
Acquisition-related expenses	10,536	7,569
Income tax effects related to acquisitions	—	(11,820)
Non-GAAP net loss	$(53,858)	$(69,073)
Basic:
GAAP net loss per share[2]	$(0.03)	$(1.04)
Adjustments	(0.10)	0.84
Non-GAAP net loss per share²	$(0.13)	$(0.20)
Diluted:
GAAP net loss per share[3]	$(0.28)	$(1.04)
Adjustments	0.15	0.84
Non-GAAP net loss per share[3]	$(0.13)	$(0.20)
1)Starting in Q3 2025 the company includes employer payroll taxes that result from stock-based compensation. Therefore the amount here includes $2.7 million for Q3 and Q4 only.
2)Weighted average common shares outstanding (basic) for the years ended December 31, 2025 and 2024 were 405,421,412 and 338,462,574, respectively.
3)Weighted average common shares outstanding (diluted) for the years ended December 31, 2025 and 2024 were 409,456,342 and 338,462,574, respectively. Excludes earnings impact from realized portion of contingently issuable shares related to prior acquisitions.

Investors:
Scott Smith
408-724-1498
IR@SoundHound.com
Media:
Fiona McEvoy
415-610-6590
PR@SoundHound.com